Exhibit 7.01

JOINT FILING AGREEMENT

This Agreement is made this 25th day of August, 2011, by and among each of the undersigned.

WHEREAS, each of the undersigned is required to file Schedule 13D with respect to ownership of securities in Eagle Ford Oil & Gas Corp.;

NOW, THEREFORE, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Eagle Ford Oil & Gas Corp., a Nevada corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings.  Each of the undersigned acknowledges that it or he is responsible for the timely filing of its or his own Statement on Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning itself or himself contained therein and that, as contemplated by Section 13d-1(k)(1)(ii), no other person shall be responsible for the completeness or accuracy of the information concerning itself or himself, unless such person knows or has reason to believe that such information is inaccurate.  This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: August 25, 2011
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the date first written above.

Wood Limited Partnership

By:	/s/C.D. Wood Jr., L.L.C.
Its:	General Partner
By:	/s/Charles D. Wood Jr.
Name	Charles D. Wood Jr.
Title:	President

C.D. Wood Jr., L.L.C.

By:	/s/Charles D. Wood Jr.
Name	Charles D. Wood Jr.
Title:	President

Charles D. Wood Jr..

By:	/s/Charles D. Wood Jr.
Name	Charles D. Wood Jr.

[Signature Page – 13D Joint Filing Agreement]